MAIDENFORM BRANDS, INC. RELEASES PRELIMINARY SELECTED RESULTS FOR 2005

Board of Directors Approves $20 Million Share Repurchase Program
Company Provides Financial Performance Outlook For 2006

Bayonne, New Jersey, February 8, 2006—Maidenform Brands, Inc. (NYSE: MFB), a global branded marketer of intimate apparel, today released selected preliminary and unaudited financial results for the year ended December 31, 2005. The Company also announced its Board of Directors has approved a share repurchase program of up to $20 million effective immediately. In addition, Maidenform provided its financial performance outlook for 2006.

Selected Preliminary and Unaudited Results for 2005
Maidenform expects to report net sales for 2005 in the range of $381 million to $383 million, up approximately 13% from $337 million in 2004, primarily due to the launch of the Dream franchise along with other product introductions, new store growth from customers and two specific product rollouts in the first quarter of 2005 to one mass merchant customer and one chain store customer. The Company had previously estimated net sales in the range of $385 million to $390 million but these projections were impacted late in the fourth quarter of 2005 by a strong promotional environment and a greater emphasis on decreasing year-end inventories by select customers. Maidenform also experienced certain unexpected product shortages late in the fourth quarter of 2005 with strong demand from specific styles largely in Flexees and Lilyette. The Company is addressing such increased consumer demand for these brands by securing additional capacity with Maidenform’s sourcing partners.

Wholesale segment net sales increased in 2005 approximately 16% from $281.7 million in 2004, including international sales that increased in 2005 more than 46% from $18.2 million in 2004. Department stores/national chain stores net sales increased in 2005 approximately 7% from $189.3 million in 2004 largely due to the introduction of the Dream Bra, strong demand for the Lilyette and Flexees brands, and new store growth, in addition to international expansion. In the fourth quarter, net sales were affected by unusually large reserves for markdowns and returns, particularly for the Full Support line. This product has been redesigned with an improved alternative, Flex-to-Fit, that has patent pending technology and will be delivered to customers in the Spring of 2006. Maidenform was also affected by certain retail customers in this channel cautiously driving down inventories toward year-end.

Mass merchant channel net sales increased approximately 60% in 2005 from $46.7 million in 2004, which included an $8 million increase in the first quarter of 2005 due to the product placement in all domestic stores for a mass merchant customer. In addition, this sales channel grew from new store openings and floor space growth within existing stores, new product introductions, and existing product rollouts.

Other net sales, which include sales to specialty retailers, off-price retailers and licensing income, increased approximately 9% in 2005 from $45.7 million in 2004 largely driven by continuity programs and liquidations with off-price retailers, in addition to licensing income.

Retail segment net sales for 2005 decreased approximately 1.5% from $55.3 million in 2004 reflecting select store closings in 2005 due to the Company’s efforts to optimize its portfolio of outlet stores. The decline in retail net sales caused by fewer stores was offset, in part, by increased same store sales of 5.5% and internet sales nearly doubling in 2005 from $1.2 million in 2004. Maidenform operated 74 outlet stores at the end of 2005 as compared to 81 at year-end 2004.

The Company expects adjusted non-GAAP gross margins for 2005 to be approximately 36.5% compared to 38.7% in 2004 primarily due to the impact of the Full Support line, a strong promotional environment and a change in channel mix. GAAP gross margins for 2005 are expected to be approximately 35.0% compared to 32.0% in 2004. The 2005 non-GAAP gross margin excludes approximately $6 million of plant closing costs, including negative manufacturing variances associated with the closing of the production plants and losses on the sale of production assets disposed. The 2004 non-GAAP gross margin excludes $22.6 million of non-cash purchase accounting adjustments and additional depreciation as a result of the May 2004 acquisition.

Maidenform expects non-GAAP operating income for 2005 to increase approximately 13% to a range of $44.5 million to $45.5 million compared to $39.7 million in 2004. Non-GAAP adjusted operating income for 2005 was previously expected to be $46 million to $48 million. GAAP operating income for 2005 is expected to be in the range of $33 million to $34 million compared to $1.7 million in 2004. The 2004 non-GAAP operating income eliminates $23.7 million of non-cash purchase accounting adjustments and additional depreciation and amortization and $14.3 million of acquisition related charges. Included in the 2005 operating results is a voluntary waiver of a 2005 incentive bonus of $0.6 million by the Company’s Chief Executive Officer, Thomas J. Ward.

The 2005 adjusted non-GAAP operating income figure reflects the elimination of approximately $7 million of unusual charges such as initial public offering expenses, restructuring expenses, a special cash bonus, stock compensation expense (cheap stock), the elimination of $6 million of plant closing costs, and the addition of $1.5 million of public company costs that would have been incurred had the Company’s initial public offering occurred at the beginning of 2005.

Maidenform’s total cash and cash equivalents at the end of 2005 were approximately $31 million versus $23 million at fiscal year end 2004. The Company continued to de-leverage, repaying $22.5 million of debt in 2005 subsequent to the refinancing of its credit facility on June 29, 2005. Total debt outstanding at the end of 2005 was $137.5 million.

Share Repurchase Program

Maidenform’s Board of Directors has approved a share repurchase program in an amount up to $20 million. The Company’s current credit facility was amended to permit share repurchases under the plan, subject to certain restrictions and limitations set forth in the amendment to the credit facility. The share repurchase program, which is open-ended, will allow Maidenform to repurchase its shares on the open market from available cash flow and borrowings under the revolver, depending on market conditions and other corporate considerations. As part of its ongoing strategy to enhance value to its shareholders, the Company’s Board of Directors continues to evaluate the most appropriate action to best utilize Maidenform’s excess cash flow.

2006 Financial Performance Outlook

The Company projects that its net sales for 2006 will increase 5% to 7% from original net sales expectations of 7% to 10% reflecting a more cautious position primarily due to a currently strong promotional climate and more aggressive retail store consolidation. Net sales for the first quarter of 2006 will reflect a more challenging year-over-year comparison as a result of a $21.6 million net sales increase in 2005, or 28% net sales growth from 2004, significantly driven by $10 million in a rollout to all stores for one mass merchant customer and a launch of a panty program with a chain store customer.

Maidenform plans to build and grow its brands in 2006 and beyond through continued innovation and technology. Initiatives in 2006 include the introduction of the Lite Collection which features products that are approximately 20% to 30% lighter than traditional styles, the expansion of the Dream Collection and One Fabulous Fit franchises, the reintroduction of the Full Support product featuring new Flex-to-Fit innovation, the launch of a new sew free technology for Flexees, and Lilyette product extensions that will include push up bras.

In 2006, wholesale segment net sales growth in the department stores/national chain stores channel will primarily be due to the initiatives noted above, in addition to growth in international markets particularly in Canada and Russia. This channel expansion will be in spite of approximately 144 announced door closures in 2006 by Federated Department Stores and Mervyns, which represent approximately $8 million of Maidenform’s 2005 sales volume from stores to be closed. The Company’s 2005 results included a $2 million launch of a panties line at a national chain store that occurred in the first quarter of 2005 that will not take place in the first quarter of 2006.

Maidenform’s mass merchant channel sales for 2006 will be driven by new door growth, product introductions and additional product placement within stores. This growth will be in addition to the $8 million rollout in the first quarter of 2005 from product placement in all of the stores for the previously mentioned mass merchant customer that will not take place in the first quarter of 2006.

The Company announced that it is working closely with a major mass merchant customer on their private label intimate strategy. This initiative will include decreasing the Maidenform-owned Self Expressions brand that is dedicated to them in the United States. However, Maidenform expects to recapture these sales with a private label program with that customer. Maidenform is currently selling the Self Expressions product line in certain international markets and will explore additional opportunities to further penetrate the brand. In 2006, the Company will more actively pursue select private label opportunities with certain customers. Maidenform continues to be presented with such opportunities due to its focus on design innovation and technological product advances.

Other net sales include sales to specialty retailers, off-price retailers and licensing income. Maidenform will continue to explore growth prospects opportunistically in this channel throughout 2006.

Retail segment net sales for 2006 are expected to increase slightly, primarily due to gains in same-store sales and additional internet sales.

Consolidated gross margins are expected to be approximately 37.0% in 2006 as compared to the Company’s original projection of approximately 37.5% largely due to the currently strong retail promotional climate noted above. Consolidated gross margins during the first half of fiscal 2006 should be lower than those in the second half of 2006 when Maidenform should benefit from actions it is taking to drive margin improvement by securing additional sourcing partners in alternative countries, applying additional cost savings processes across appropriate brands and styles, in addition to new product introductions featuring innovative technology.

Maidenform projects operating income growth for 2006 to be in the range of 8% to 12% from its original expectations of 12% to 18%.

Total stock compensation expense, including cheap stock expense of $0.8 million, will total approximately $2.2 million in 2006 compared to $1.6 million in 2005.

Maidenform’s cash flow generation allows the Company to pursue value enhancing initiatives such as the announced share repurchase program, in addition to operating the business and pursuing growth opportunities. Total operating cash flow for 2006 is projected to be in the range of $18 million to $20 million. The Company also expects capital expenditures for 2006 of approximately $5 million driven by system enhancements in the Fayetteville, North Carolina distribution center due to sales growth, IT upgrades in the Bayonne corporate office and expansion in the Hong Kong sourcing office.

Concluding Remarks

Chief Executive Officer Thomas J. Ward of Maidenform stated, “Our team accomplished a great deal in 2005. We launched the Dream franchise, achieved 13% net sales growth, exited internal manufacturing and moved to 100% sourcing, became a public company, refinanced our outstanding debt at significantly lower rates and paid down $22.5 million of debt. Even with that, we believe that Maidenform had the capacity to do even better and that is why I made the decision not to take my 2005 incentive bonus. Some of the business challenges that we encountered late in 2005 are with us in 2006. However, the Company is taking the actions necessary to build and grow the business such as introducing speed teams to be first to market with our innovative products and to best serve our customers, driving margin improvement by working with our sourcing partners to identify additional cost savings and seizing global opportunities.”

In conclusion, Mr. Ward commented, “The announced share repurchase program approved by the Board also clearly demonstrates our belief in the Company and its ability to enhance value for shareholders.”

Maidenform will be releasing its audited financial results for 2005 after the market close on March 7, 2006 with a conference call and Webcast the following morning at 8:30 am ET to review its audited results and provide an update on the overall business. Conference call particulars will be made available approximately ten days prior to the call.

About Maidenform Brands, Inc.

Maidenform Brands, Inc. is a global intimate apparel company with a portfolio of established and well-known brands, top-selling products and an iconic heritage. Maidenform designs, sources and markets an extensive range of intimate apparel products, including bras, panties and shapewear. During the Company’s 83-year history, Maidenform has built strong equity for its brands and established a solid growth platform through a combination of innovative, first-to-market designs and creative advertising campaigns focused on increasing brand awareness with generations of women. Maidenform sells its products under some of the most recognized brands in the intimate apparel industry, including Maidenform®, Flexees®, Lilyette®, Self Expressions®, Sweet Nothings®, BodymatesTM, Rendezvous® and Subtract®. Maidenform products are currently distributed in 48 foreign countries and territories.
Source: (MFB-F)

Maidenform Contact Information:
Felise Glantz Kissell
Vice President Investor Relations
(201) 243-2363 or fkissell@maidenform.com

Forward Looking Statement: This press release contains forward-looking statements relating to future events and the Company’s future performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding our expectations, beliefs, intentions or future strategies that are signified by the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects” or similar words or phrases, although not all forward-looking statements contain such identifying words. All forward-looking statements included in this press release are based on information available to the Company on the date hereof. It is routine for the Company’s internal projections and expectations to change as the year or each quarter in the year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of each quarter or the year. Although these expectations may change, the Company is under no obligation to inform you if they do. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

The following factors, among others, could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements: the Company’s growth cannot be assured and any growth may be unprofitable; the Company’s history of losses; potential fluctuations in our results of operations or rate of growth; our dependence on a limited number of customers; the Company has larger competitors with greater resources; retail trends in the intimate apparel industry, including consolidation and continued growth in the development of private brands, resulting in downward pressure on prices, reduced floor space and other harmful changes; failure to anticipate, identify or promptly react to changing trends, styles, or consumer preferences; the Company’s substantial leverage could adversely affect its financial condition; external events that disrupt the Company’s supply chain, result in increased cost of goods or an inability to deliver its products; events which result in difficulty in procuring or producing products on a cost-effective basis; increases in the prices of raw materials; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; foreign currency exposure; unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; and the sufficiency of cash to fund operations and capital expenditures.

This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

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